  TEMPORARY CERTIFICATE - EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE
                           WHEN READY FOR DELIVERY

NUMBER                                                                                          PREFERRED
 PA                                                                                               SHARES
                                                [LOGO]
---------------------------            ------------------------             -----------------------------------
SERIES A CUMULATIVE CONVERTIBLE                                                 SERIES A CUMULATIVE CONVERTIBLE
REDEEMABLE PREFERRED SHARES OF                                                   REDEEMABLE PREFERRED SHARES OF
BENEFICIAL INTEREST                                                                         BENEFICIAL INTEREST
PAR VALUE $25.00                                                                               PAR VALUE $25.00

                 Organized under the Laws of the State of Ohio

                                  FIRST UNION

                  Real Estate Equity and Mortgage Investments

 THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK OR IN CLEVELAND, OHIO


                                                  CUSIP  337400 30 3
                                                    see Reverse for Certain
                                                    Definitions and Restrictions
    THIS IS TO CERTIFY THAT [Name]

    IS THE REGISTERED HOLDER OF [Amount]

     FULLY PAID AND NON-ASSESSABLE PREFERRED SHARES OF BENEFICIAL INTEREST,
                              $25.00 PAR VALUE, IN


First Union Real Estate Equity and Mortgage Investments a trust established in business trust form under the laws of the State of Ohio under a Declaration of Trust dated as of August 1, 1961, as amended from time to time, a copy of which is on file with the Transfer Agents of the Trust. The Preferred Shares evidenced by this certificate are subject to all the terms and provisions of the Certificate of Designations referred to on the reverse hereof which the holder or transferee hereof by accepting this certificate agrees to be bound. The Trust is not a bank or trust company and does not and will not solicit, receive or accept deposits as a business. The shares represented hereby are transferable on the records of the Trust only by the registered holder hereof or by his agent duly authorized in writing on delivery to a Transfer Agent of the Trust of this certificate properly endorsed or accompanied by duly executed instrument of transfer together with such evidence of the genuineness thereof and such other matters as may reasonably be required. The transferability of the shares represented hereby is subject to the aforementioned Certificates of Designations and such regulations as may from time to time be adopted by the Trustees of the Trust and set forth in the By-Laws to which reference is hereby made to prevent transfers of shares which would result in disqualification of the Trust for taxation as a real estate investment trust under the Internal Revenue Code as amended. This certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar of the Trust.

    In Witness Whereof, the Trustees of this Trust have caused this certificate to be signed by facsimile signatures.

                                     [SEAL]
Dated:

Countersigned and Registered:


  THE HUNTINGTON NATIONAL BANK

    (Columbus, Ohio)
                    TRANSFER AGENT
                    AND REGISTRAR
BY
                           SENIOR VICE PRESIDENT       CHAIRMAN, PRESIDENT AND
    AUTHORIZED SIGNATURE        AND SECRETARY          CHIEF EXECUTIVE OFFICER

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

    THE CERTIFICATE OF DESIGNATIONS DATED AS OF OCTOBER 23, 1996 SETS FORTH A FULL STATEMENT OF ALL OF THE DESIGNATIONS, PREFERENCES, RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION, AND OTHER RELATIVE RIGHTS OF THESE SERIES A PREFERRED SHARES. THE DECLARATION OF TRUST DATED AS OF AUGUST 1, 1961, AS AMENDED FROM TIME TO TIME, SETS FORTH A FULL STATEMENT OF THE AUTHORITY OF THE TRUSTEES OF THE TRUST TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE TRUSTEES OF THE TRUST TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF PREFERRED SHARES.
A COPY OF SUCH STATEMENTS MAY BE OBTAINED FROM THE SECRETARY OF THE TRUST. THE SERIES A PREFERRED SHARES WILL NOT BE ENTITLED TO THE BENEFIT OF THE DECLARATION OF TRUST DATED AS OF OCTOBER 1, 1996, PURSUANT TO WHICH ALL OF THE SHARES OF FIRST UNION MANAGEMENT, INC. ARE HELD FOR THE BENEFIT OF THE HOLDERS OF THE TRUST'S SHARES OF BENEFICIAL INTEREST, $1.00 PAR VALUE.

    THE CERTIFICATE OF DESIGNATIONS DATED AS OF OCTOBER 23, 1996 PROVIDES, AMONG OTHER THINGS, THAT NO PERSON MAY ACQUIRE THE SERIES A PREFERRED SHARES IF, THEREAFTER, HE WOULD BENEFICIALLY OWN MORE THAN 25% OF THE SERIES A PREFERRED SHARES, EXCEPT AS A RESULT OF A TRUST'S REDEMPTION OF ANY OF THE SERIES A PREFERRED SHARES.

    THE BY-LAWS OF THE TRUST PROVIDE, AMONG OTHER THINGS, THAT NO PERSON MAY ACQUIRE TRUST SECURITIES INCLUDING THESE SECURITIES) IF, THEREAFTER, HE WOULD BENEFICIALLY OWN MORE THAN 9.8% OF THE TRUST'S SHARES OF BENEFICIAL INTEREST, $1.00 PAR VALUE. IN APPLYING THIS RESTRICTION, CONVERTIBLE SECURITIES OF THE TRUST BENEFICIALLY OWNED BY SUCH PERSON (INCLUDING CONVERTIBLE SECURITIES SUCH AS THESE SERIES A PREFERRED SHARES) ARE TO BE TREATED AS IF ALREADY CONVERTED INTO SHARES OF BENEFICIAL INTEREST, $1.00 PAR VALUE. A COPY OF THE BY-LAWS AND INFORMATION ABOUT THE LIMIT ON OWNERSHIP MAY BE OBTAINED FROM THE SECRETARY OF THE TRUST.

    THE FOLLOWING ABBREVIATIONS, WHEN USED IN THE INSCRIPTION ON THE FACE OF THIS CERTIFICATE, SHALL BE CONSTRUED AS THOUGH THEY WERE WRITTEN OUT IN FULL ACCORDING TO APPLICABLE LAWS OR REGULATIONS:



TEN COM  -   AS TENANTS IN COMMON                          UNIF GIFT MIN ACT __________ CUSTODIAN_______
TEN ENT  -   AS TENANTS BY THE ENTIRETIES                                     (CUST)             (MINOR)
JT TEN   -   AS JOINT TENANTS WITH RIGHT                                   UNDER UNIFORM GIFTS TO MINORS
             OF SURVIVORSHIP AND NOT AS                                                 ACT_____________
             TENANTS IN COMMON                                                                   (STATE)




    ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

      FOR VALUE RECEIVED, __________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR                               NOTICE:  THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH
OTHER IDENTIFYING                                              THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY
NUMBER OF ASSIGNEE                                             PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.





________________________________________________________________________________
   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

____________________________________________________  Series A Preferred Shares
of Beneficial Interest represented by the within-named Trust, with full power of substitution in the premises.

Dated  _____________________
                                      (Sign here)_______________________________